Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Form	Registration Number	Date Filed
S-3	333-251858	12/31/2020
S-8	333-248232	8/21/2020
S-8	333-233273	8/14/2019
S-8	333-230722	4/4/2019
S-8	333-228623	11/30/2018
S-8	333-217846	5/10/2017
S-8	333-214765	11/22/2016
S-8	333-156371	12/19/2008

of our report dated February 25, 2021, with respect to the consolidated financial statements of Altimmune, Inc., included in this Annual Report (Form 10-K) of Altimmune, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Baltimore, Maryland
February 25, 2021